AMD Financial Results Fourth Quarter and Full Year 2025 February 3, 2026

2 | | Q4 2025 FINANCIAL RESULTS – February 3, 2026 Cautionary Statement This presentation contains forward-looking statements concerning Advanced Micro Devices, Inc. (AMD), such as the features, functionality, performance, availability, timing and expected benefits of future AMD products; AMD's large growth opportunities across diverse set of markets; AMD's data center AI accelerator opportunity; AMD's expected first quarter 2026 financial outlook, including revenue, expected revenue from AMD Instinct MI308 sales to China, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP Interest Expense/Other Income (Expense), net, non-GAAP tax rate and diluted share count; AMD’s large and compelling TAM; AMD’s ability to expand Data Center and AI leadership; AMD's financial and operating performance; and AMD’s ability to drive long-term shareholder returns, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as "would," "may," "expects," "believes," "plans," "intends," "projects" and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this press release are based on current beliefs, assumptions and expectations, speak only as of the date of this press release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and are generally beyond AMD’s control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: impact of government actions and regulations such as export regulations, import tariffs, trade protection measures, and licensing requirements; competitive markets in which AMD’s products are sold; the cyclical nature of the semiconductor industry; market conditions of the industries in which AMD products are sold; AMD's ability to introduce products on a timely basis with expected features and performance levels; loss of a significant customer; economic and market uncertainty; quarterly and seasonal sales patterns; AMD's ability to adequately protect its technology or other intellectual property; unfavorable currency exchange rate fluctuations; ability of third party manufacturers to manufacture AMD's products on a timely basis in sufficient quantities and using competitive technologies; availability of essential equipment, materials, substrates or manufacturing processes; ability to achieve expected manufacturing yields for AMD’s products; AMD's ability to generate revenue from its semi-custom SoC products; potential security vulnerabilities; potential security incidents including IT outages, data loss, data breaches and cyberattacks; uncertainties involving the ordering and shipment of AMD’s products; AMD’s reliance on third-party intellectual property to design and introduce new products; AMD's reliance on third-party companies for design, manufacture and supply of motherboards, software, memory and other computer platform components; AMD's reliance on Microsoft and other software vendors' support to design and develop software to run on AMD’s products; AMD’s reliance on third-party distributors and add-in-board partners; impact of modification or interruption of AMD’s internal business processes and information systems; compatibility of AMD’s products with some or all industry-standard software and hardware; costs related to defective products; failure to maintain an efficient supply chain as customer demand changes; AMD's ability to rely on third party supply-chain logistics functions; AMD’s ability to effectively control sales of its products on the gray market; impact of climate change on AMD’s business; AMD’s ability to realize its deferred tax assets; potential tax liabilities; current and future claims and litigation; impact of environmental laws, conflict minerals related provisions and other laws or regulations; evolving expectations from governments, investors, customers and other stakeholders regarding corporate responsibility matters; issues related to the responsible use of AI; restrictions imposed by agreements governing AMD’s notes, the guarantees of Xilinx’s notes and the revolving credit agreement; AMD’s ability to satisfy financial obligations under guarantees and other commercial commitments; impact of acquisitions, joint ventures and/or investments on AMD’s business and AMD’s ability to integrate acquired businesses; impact of any impairment of the combined company’s assets; political, legal and economic risks and natural disasters; future impairments of technology license purchases; AMD’s ability to attract and retain key employees; and AMD’s stock price volatility. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to AMD’s most recent reports on Forms 10-K and 10-Q. This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. NON-GAAP Financial Measures In this presentation, in addition to GAAP financial results, AMD has provided non-GAAP financial measures including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating expenses/revenue percent, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share. AMD uses a normalized tax rate in its computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. For fiscal 2025, AMD used a projected non-GAAP tax rate of 13%, which excludes the tax impact of pre-tax non-GAAP adjustments. Additionally, AMD has provided an adjusted non-GAAP gross profit and gross margin which excludes the impact from the release of inventory and related charges associated with U.S. export restrictions and AMD Instinct MI308 revenue to China. AMD also provides adjusted free cash flow as supplemental non-GAAP measures of its performance. AMD is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because AMD believes it assists investors in comparing AMD’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance. The non-GAAP financial measures disclosed in this presentation should be viewed in addition to and not as a substitute for or superior to AMD’s reported results prepared in accordance with GAAP and should be read only in conjunction with AMD’s Consolidated Financial Statements prepared in accordance with GAAP. These non-GAAP financial measures referenced are reconciled to their most directly comparable GAAP financial measures in the Appendices at the end of this presentation. This presentation also contains forward-looking non-GAAP measures concerning AMD’s financial outlook such as gross margin, operating expenses, interest expense/other income (expense), net, tax rate and diluted share count. These forward- looking non-GAAP measures are based on current expectations as of February 3, 2026, and assumptions and beliefs that involve numerous risks and uncertainties. AMD undertakes no intent or obligation to publicly update or revise its forward- looking statements made in this presentation except as may be required by law.

3 | | Q4 2025 FINANCIAL RESULTS – February 3, 2026 Our Journey Leadership Product Portfolio Expanding Customer & Partner Ecosystem Data Center and AI Growth Strong Financial Foundation

4 | | Q4 2025 FINANCIAL RESULTS – February 3, 2026 Powering AI and High-Performance Compute Everywhere Strategic Pillars High-Performance, Adaptive and Custom AI Platforms Powering AI Everywhere Cloud, Enterprise and Rack-Scale Solutions Expand Data Center Leadership Production-Grade AMD ROCm Software Stack Open Software Platforms & Developer Enablement CPU, GPU, FPGA, Networking, System-on-Chip, Chiplets & Packaging Extend Compute Technology Leadership

5 | | Q4 2025 FINANCIAL RESULTS – February 3, 2026 Large Growth Opportunities Across a Diverse Set of Markets Embedded Industry’s broadest portfolio of adaptive and embedded computing platforms Data Center Leadership performance and TCO across cloud, enterprise and AI workloads Client and Gaming Performance, efficiency and AI capabilities for commercial and consumer PC and gaming experiences

6 | | Q4 2025 FINANCIAL RESULTS – February 3, 2026 Q4 2025 Revenue Record revenue of $10.3 billion increased 34% y/y Growth driven by broad-based demand across our Data Center and Client and Gaming segments $7.7B $10.3B 1 Q4 2024 Q4 2025 1. Fourth quarter of 2025 results included AMD Instinct MI308 GPU product revenue to China of ~$390 million

7 | | Q4 2025 FINANCIAL RESULTS – February 3, 2026 Q4 2025 Gross Margin 1. See Appendices for GAAP to Non-GAAP reconciliation 2. Fourth quarter 2025 results included the release of inventory and related charges of ~$360 million. GAAP Non-GAAP 1 54% 57% Q4 2024 Q4 2025 Excluding AMD InstinctTM MI308 inventory and related reserve release2 and sales to China, Non-GAAP gross margin1 would have been ~55% driven by a favorable product mix 51% 54% Q4 2024 Q4 2025

8 | | Q4 2025 FINANCIAL RESULTS – February 3, 2026 Q4 2025 Operating Income GAAP Non-GAAP 1 Record operating income driven by higher revenue partially offset by higher operating expenses Q4 2024 Q4 2025 $0.9B $1.8B 1. See Appendices for GAAP to Non-GAAP reconciliation $2.0B $2.9B Q4 2024 Q4 2025

9 | | Q4 2025 FINANCIAL RESULTS – February 3, 2026 GAAP EPS up 217% y/y, primarily driven by higher revenue Q4 2025 Diluted Earnings Per Share GAAP Non-GAAP 1 1. See Appendices for GAAP to Non-GAAP reconciliation $0.29 $0.92 Q4 2024 Q4 2025 Record Non-GAAP EPS up 40% y/y driven by higher revenue $1.09 $1.53 Q4 2024 Q4 2025

10 | | Q4 2025 FINANCIAL RESULTS – February 3, 2026 Q4 2025 Summary P&L | GAAP $ in millions, except per share data and % Q4’251 Q4’24 Y/Y Q3’25 Q/Q Revenue $10,270 $7,658 Up 34% $9,246 Up 11% Gross Profit $5,577 $3,882 Up 44% $4,780 Up 17% Gross Margin 54% 51% Up 3 ppts 52% Up 2 ppts Operating Expenses $3,825 $3,011 Up 27% $3,510 Up 9% Operating Expense/Revenue % 37% 39% Down 2% 38% Down 1% Operating Income $1,752 $871 Up 101% $1,270 Up 38% Operating Margin 17% 11% Up 6 ppts 14% Up 3 ppts Net Income $1,511 $482 Up 213% $1,243 Up 22% Diluted Earnings Per Share $0.92 $0.29 Up 217% $0.75 Up 23% 1. Fourth quarter of 2025 results included revenue from shipments of AMD Instinct MI308 GPU products to China of ~$390 million and the release of inventory and related charges of ~$360 million.

11 | | Q4 2025 FINANCIAL RESULTS – February 3, 2026 Q4 2025 Summary P&L | NON-GAAP1 $ in millions, except per share data and % Q4’25 2 Q4'24 Y/Y Q3’25 Q/Q Revenue $10,270 $7,658 Up 34% $9,246 Up 11% Gross Profit $5,855 $4,140 Up 41% $4,992 Up 17% Gross Margin 57% 54% Up 3 ppts 54% Up 3 ppts Operating Expenses $3,001 $2,114 Up 42% $2,754 Up 9% Operating Expense/Revenue % 29% 28% Up 1% 30% Down 1% Operating Income $2,854 $2,026 Up 41% $2,238 Up 28% Operating Margin 28% 26% Up 2 ppts 24% Up 4 ppts Net Income $2,519 $1,777 Up 42% $1,965 Up 28% Diluted Earnings Per Share $1.53 $1.09 Up 40% $1.20 Up 28% 1. See Appendices for GAAP to Non-GAAP reconciliation 2. Fourth quarter of 2025 results included revenue from shipments of AMD InstinctTM MI308 GPU products to China of ~$390 million and the release of inventory and related charges of ~$360 million.

12 | | Q4 2025 FINANCIAL RESULTS – February 3, 2026 Q4 2025 Segment Results $ in millions Q4'25 Q4'24 Y/Y Q3'25 Q/Q Data Center Net Revenue 5,380 3,859 Up 39% 4,341 Up 24% Operating Income 1,752 1,157 Up 51% 1,074 Up 63% Client & Gaming Net Revenue 3,940 2,876 Up 37% 4,048 Down 3% Operating Income 725 496 Up 46% 867 Down 16% Embedded Net Revenue 950 923 Up 3% 857 Up 11% Operating Income 357 362 Down 1% 283 Up 26%

13 | | Q4 2025 FINANCIAL RESULTS – February 3, 2026 FY 2025 Revenue Record full year revenue of $34.6 billion increased 34% y/y Revenue growth driven by growth in Data Center and Client and Gaming segments $25.8B $34.6B 2024 2025

14 | | Q4 2025 FINANCIAL RESULTS – February 3, 2026 FY 2025 Gross Margin 1. See Appendices for GAAP to Non-GAAP reconciliation GAAP Non-GAAP 1 53% 52% 2024 2025 Flat y/y driven by product mix offset by net inventory and related charges 49% 50% 2024 2025

15 | | Q4 2025 FINANCIAL RESULTS – February 3, 2026 FY 2025 Operating Income GAAP Non-GAAP 1 Increase driven by higher revenue partially offset by higher operating expenses 2024 2025 $1.9B $3.7B 1. See Appendices for GAAP to Non-GAAP reconciliation 2024 2025 $6.1B $7.8B

16 | | Q4 2025 FINANCIAL RESULTS – February 3, 2026 GAAP EPS up 165% y/y, primarily driven by higher revenue FY 2025 Diluted Earnings Per Share GAAP Non-GAAP 1 1. See Appendices for GAAP to Non-GAAP reconciliation Record Non-GAAP EPS up 26% y/y, primarily driven by higher revenue $3.31 $4.17 2024 2025 $1.00 $2.65 2024 2025

17 | | Q4 2025 FINANCIAL RESULTS – February 3, 2026 FY 2025 Summary P&L | GAAP $ in millions, except per share data and % 20251 2024 Y/Y Revenue $34,639 $25,785 Up 34% Gross Profit $17,152 $12,725 Up 35% Gross Margin 50% 49% Up 1 ppt Operating Expenses $13,458 $10,825 Up 24% Operating Expense/Revenue % 39% 42% Down 3% Operating Income $3,694 $1,900 Up 94% Operating Margin 11% 7% Up 4 ppts Net Income $4,335 $1,641 Up 164% Diluted Earnings Per Share $2.65 $1.00 Up 165% 1. Fiscal year 2025 results included ~$440 million in net inventory and related charges as a result of the U.S. Government's export control on AMD InstinctTM MI308 data center GPU products.

18 | | Q4 2025 FINANCIAL RESULTS – February 3, 2026 FY 2025 Summary P&L | NON-GAAP1 $ in millions, except per share data and % 20252 2024 Y/Y Revenue $34,639 $25,785 Up 34% Gross Profit $18,165 $13,759 Up 32% Gross Margin 52% 53% Down 1 ppt Operating Expenses $10,397 $7,621 Up 36% Operating Expense/Revenue % 30% 30% Flat Operating Income $7,768 $6,138 Up 27% Operating Margin 22% 24% Down 2 ppts Net Income $6,831 $5,420 Up 26% Diluted Earnings Per Share $4.17 $3.31 Up 26% 1. See Appendices for GAAP to Non-GAAP reconciliation 2. Fiscal year 2025 results included ~$440 million in net inventory and related charges as a result of the U.S. Government's export control on AMD InstinctTM MI308 data center GPU products.

19 | | Q4 2025 FINANCIAL RESULTS – February 3, 2026 FY 2025 Segment Results $ in millions 2025 2024 Y/Y Data Center Net Revenue $16,635 $12,579 Up 32% Operating Income $3,603 $3,482 Up 3% Client & Gaming Net Revenue $14,550 $9,649 Up 51% Operating Income $2,855 $1,187 Up 141% Embedded Net Revenue $3,454 $3,557 Down 3% Operating Income $1,243 $1,421 Down 13%

20 | | Q4 2025 FINANCIAL RESULTS – February 3, 2026 1. See Appendices for GAAP to Non-GAAP reconciliation $ in millions Q4’25 Q3’25 Q/Q Cash, Cash Equivalents and Short-term Investments $10,552 $7,243 Up 46% Accounts Receivable, Net $6,315 $6,201 Up 2% Inventories $7,920 $7,313 Up 8% Total Debt $3,222 $3,220 Flat Q4 2025 Summary Balance Sheet Items Record cash from operating activities of continuing operations of $2.3 billion; record free cash flow of $2.1 billion1

Q4 2025 Data Center Segment

Revenue



$5.4B
$3.9B
Q4 2024
Q4 2025

Revenue
$5.4 Billion
Up 39% y/y

Driven by strong demand for AMD EPYC™ processors and continued ramp of AMD Instinct ™ GPUs

Operating Margin



30%
33%
Q4 2024
Q4 2025

Operating Income
$1.8 Billion
vs. $1.2 Billion a year ago

Driven by higher revenue and the MI308 inventory reserve release

Strategic Highlights

AMD EPYC | AMD INSTINCT | AMD PENSANDO

- At CES, AMD previewed the AMD Helios rack-scale platform, the blueprint for yotta-scale AI and unveiled the AMD Instinct MI440X GPU for enterprise AI.
- HPE will adopt AMD Helios and deliver the Herder supercomputer, powered by AMD Instinct MI430X GPUs and EPYC "Venice" CPUs.
- AMD, Cisco and HUMAIN announced a joint venture with plans to deploy 1 GW of AI infrastructure by 2030.
- Announced a strategic partnership with Tata Consultancy Services to co-develop and deploy enterprise AI solutions.
- AWS launched new instances powered by 5th Gen AMD EPYC CPUs, delivering the highest x86 performance in the AWS cloud.

21 | Q4 2025 FINANCIAL RESULTS – February 3, 2026

AMD
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Q4 2025 Client and Gaming Segment

Revenue



$2.9B
Gaming
$0.6B
Client
$2.3B
$3.9B
Gaming
$0.8B
Client
$3.1B
Q4 2024
Q4 2025

Revenue
$3.9 Billion
Up 37% y/y

Primarily driven by record sales of Ryzen™ processors, higher semi-custom revenue and strong demand for Radeon™ gaming GPUs

Operating Margin



17%
18%
Q4 2024
Q4 2025

Operating Income
$725 Million
vs. $496 Million a year ago

Driven by higher revenue and favorable product mix partially offset by higher cost of sales and operating expenses

Strategic Highlights

AMD RYZEN | AMD RYZEN PRO | AMD THREADRIPPER PRO

- AMD extended its PC performance leadership and gaming capabilities with:
  - The new AMD Ryzen AI 400 and PRO 400 Series platforms and Ryzen AI Max+ 392 and Ryzen AI Max+ 388.
  - The new Ryzen 7 9850X3D, the fastest gaming processor, powered by the "Zen 5" architecture and AMD 3D V-Cache technology.
  - FSR™ "Redstone" for AMD Radeon graphics cards is AMD's most advanced AI-powered upscaling technology delivering higher image quality and smoother frame rates for gamers.
- Introduced the Ryzen AI Halo Platform, the first AMD branded AI developer platform with a compact footprint that can run models of up to 200 billion parameters locally.

22 | Q4 2025 FINANCIAL RESULTS – February 3, 2026

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Q4 2025 Embedded Segment

Revenue


$923M
$950M
Q4 2024
Q4 2025

Revenue
$950 Million
Up 3% y/y

Demand strengthened across several end markets

Operating Margin


39%
38%
Q4 2024
Q4 2025

Operating Income
$357 Million
vs. $362 Million a year ago

Decline primarily due to product mix

Strategic Highlights

AMD SPARTAN, AMD VERSAL, AMD ALVEO, AMD ZYNQ, AMD EPYC Embedded, AMD RYZEN Embedded

AMD expanded its embedded processor portfolio with:

- The Ryzen™ AI Embedded P100 and X100 Series processors, designed for AI-driven applications across automotive, industrial automation and physical AI.
- New additions to the AMD space-grade portfolio; the AMD Versal™ RF Series and Versal AI Edge Series Gen 2 adaptive SoCs for extreme space environments.
- The AMD EPYC Embedded 2005 Series processors delivering enhanced performance, efficiency and high-speed connectivity for networking security and industrial-edge applications.

23 | Q4 2025 FINANCIAL RESULTS – February 3, 2026

AMD
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24 | | Q4 2025 FINANCIAL RESULTS – February 3, 2026 Financial Outlook – NON-GAAP1 1. See Cautionary Statement on Slide 2. These forward-looking outlook statements and non-GAAP measures are based on current expectations as of February 3, 2026, and assumptions and beliefs that involve numerous risks and uncertainties. AMD undertakes no intent or obligation to publicly update or revise its outlook statements as a result of new information, future events or otherwise, except as may be required by law. All items, except revenue, are on a non-GAAP basis. Adjustments to arrive at the GAAP financial outlook typically include stock-based compensation, amortization of acquired intangible assets, income tax provision, and other non-recurring items such as impairment charges and acquisition-related costs. A reconciliation to equivalent GAAP measures is not practicable at this time as the timing and impact of such adjustments are dependent on future events that are typically uncertain or outside of AMD's control. Such events may include unanticipated changes in AMD’s GAAP effective tax rate, unanticipated one-time charges related to asset impairments, unanticipated acquisition-related expenses, unanticipated gains, losses, and impairments, and other unanticipated non-recurring items not reflective of ongoing operations. 2. Refer to Diluted Share Count overview in the Appendices. Q1’26 Revenue ~$9.8 Billion, +/- $300 Million Including ~$100 Million of AMD Instinct MI308 sales to China Gross Margin ~55% Operating Expenses ~$3.05 Billion Interest Expense/Other Income (Expense), net ~$35 Million Effective Tax Rate ~13% of pre-tax income Diluted Share Count2 ~1.65 Billion shares

25 | | Q4 2025 FINANCIAL RESULTS – February 3, 2026 Q4 2025 Summary1 1. See Appendices for GAAP to Non-GAAP reconciliation Revenue growth driven by broad based demand across our Data Center and Client and Gaming segments Record Revenue $10.3B Up 34% Y/Y Gross Margin 54% Non-GAAP Gross Margin 57% Data Center Segment Revenue $5.4B Up 39% Y/Y Client and Gaming Segment Revenue $3.9B Up 37% Y/Y Diluted EPS $0.92 Non-GAAP Diluted EPS $1.53

26 | | Q4 2025 FINANCIAL RESULTS – February 3, 2026 Corporate Responsibility at AMD Environmental Advancing environmental solutions in our products, supply chain and operations, while accelerating energy efficiency for IT users Social Fostering a workplace where all voices are welcomed and valued, partnering with suppliers, and positively impacting our communities Governance Integrating corporate responsibility and governance across product design, supply chain, operations, and external engagement

27 | | Q4 2025 FINANCIAL RESULTS – February 3, 2026 Our Momentum Driving Long-term Shareholder Returns Large and Compelling TAM Expanding Data Center and AI Leadership World-Class Execution and Focus Strong Balance Sheet Technology Leadership

Appendices

Reconciliation of GAAP to Non-GAAP Gross Profit and Gross Margin

$ in millions, except % (Unaudited)	Q4'25	Q4'24	Q3'25	2025	2024
GAAP gross profit	$ 5,577	$ 3,882	$ 4,780	$ 17,152	$ 12,725
GAAP gross margin	*54%*	*51%*	*52%*	*50%*	*49%*
Stock-based compensation	8	6	7	26	22
Amortization of acquisition-related intangibles	260	252	260	1,031	946
Acquisition-related and other costs (1)	1	-	-	2	1
Inventory loss at (recovery from) contract manufacturer (2)	-	-	(67)	(67)	65
Loss contingency on legal matter	9	-	12	21	-
Non-GAAP gross profit	$ 5,855	$ 4,140	$ 4,992	$ 18,165	$ 13,759
Non-GAAP gross margin	*57%*	*54%*	*54%*	*52%*	*53%*

Reconciliation of GAAP to Non-GAAP Operating Expenses

$ in millions, except % (Unaudited)	Q4'25	Q4'24	Q3'25	2025	2024
GAAP operating expenses (3)	$ 3,825	$ 3,011	$ 3,510	$ 13,458	$ 10,825
GAAP operating expenses/revenue %	*37%*	*39%*	*38%*	*39%*	*42%*
Stock-based compensation	478	333	412	1,612	1,385
Amortization of acquisition-related intangibles	297	332	302	1,223	1,448
Acquisition-related and other costs (1)	49	46	42	226	185
Restructuring charges (4)	-	186	-	-	186
Non-GAAP operating expenses (3)	$ 3,001	$ 2,114	$ 2,754	$ 10,397	$ 7,621
Non-GAAP operating expenses/revenue %	*29%*	*28%*	*30%*	*30%*	*30%*

(1) Acquisition-related and other costs primarily include transaction costs, purchase price fair value adjustments for inventory, certain compensation charges, and workforce rebalancing charges.
(2) Inventory loss at (recovery from) contract manufacturer is related to losses due to an incident at a third-party contract manufacturing facility in Q1'24 and the corresponding recovery.
(3) Effective first quarter of 2025, licensing gain is reclassified against Marketing, general and administrative expenses as the amounts were immaterial.
(4) Restructuring charges are related to the 2024 Restructuring Plan which comprised of employee severance charges and non-cash asset impairments.

28 | Q4 2025 FINANCIAL RESULTS – February 3, 2026

AMD together we advance_

29 | | Q4 2025 FINANCIAL RESULTS – February 3, 2026 Appendices Reconciliation of GAAP to Adjusted Non-GAAP Financial Measures $ in millions, except % (Unaudited) Q4’25 GAAP gross profit $ 5,577 GAAP gross margin 54% Stock-based compensation, amortization of acquisition-related intangibles, acquisition-related and other costs 278 Impact from the release of inventory and related charges associated with U.S. export restrictions and AMD Instinct MI308 revenue to China (430) Adjusted Non-GAAP gross profit $ 5,425 Adjusted Non-GAAP gross margin 55%

30 | | Q4 2025 FINANCIAL RESULTS – February 3, 2026 Appendices $ in millions, except % (Unaudited) Q4’25 Q4’24 Q3’25 2025 2024 GAAP operating income $ 1,752 $ 871 $ 1,270 $ 3,694 $ 1,900 GAAP operating margin 17% 11% 14% 11% 7% Stock-based compensation 486 339 419 1,638 1,407 Amortization of acquisition-related intangibles 557 584 562 2,254 2,394 Acquisition-related and other costs (1) 50 46 42 228 186 Inventory loss at (recovery from) contract manufacturer (2) - - (67) (67) 65 Loss contingency on legal matter 9 - 12 21 - Restructuring charges (3) - 186 - - 186 Non-GAAP operating income $ 2,854 $ 2,026 $ 2,238 $ 7,768 $ 6,138 Non-GAAP operating margin 28% 26% 24% 22% 24% Reconciliation of GAAP Operating Income to Non-GAAP Operating Income (1) Acquisition-related and other costs primarily include transaction costs, purchase price fair value adjustments for inventory, certain compensation charges, and workforce rebalancing charges. (2) Inventory loss at (recovery from) contract manufacturer is related to losses due to an incident at a third-party contract manufacturing facility in Q1’24 and the corresponding recovery. (3) Restructuring charges are related to the 2024 Restructuring Plan which comprised of employee severance charges and non-cash asset impairments.

Appendices

Reconciliation of GAAP to Non-GAAP Net Income / Diluted Earnings Per Share

$ in millions, except per share data (Unaudited)	Q4'25		Q4'24		Q3'25		2025		2024	
GAAP net income / earnings per share	$ 1,511	$ 0.92	$ 482	$ 0.29	$ 1,243	$ 0.75	$ 4,335	$ 2.65	$ 1,641	$ 1.00
Stock-based compensation	486	0.29	339	0.21	419	0.26	1,638	1.00	1,407	0.86
Amortization of acquisition-related intangibles	557	0.34	584	0.36	562	0.34	2,254	1.38	2,394	1.46
Acquisition-related and other costs (1)	50	0.03	46	0.03	43	0.03	231	0.14	187	0.11
Inventory loss at (recovery from) contract manufacturer (2)	-	-	-	-	(67)	(0.04)	(67)	(0.04)	65	0.04
Loss contingency on legal matter	9	0.01	-	-	12	0.01	21	0.01	-	-
(Gains) losses on long-term investments, net	(280)	(0.17)	-	-	(26)	(0.02)	(365)	(0.22)	2	-
Equity income in investee	(1)	-	(12)	(0.01)	(10)	-	(26)	(0.02)	(33)	(0.02)
Restructuring charges (3)	-	-	186	0.11	-	-	-	-	186	0.11
Release of reserves for uncertain tax positions (4)	-	-	-	-	-	-	(853)	(0.52)	-	-
Income tax provision	78	0.04	152	0.10	(140)	(0.09)	(271)	(0.17)	(429)	(0.25)
Loss (Income) from discontinued operations, net of tax (5)	109	0.07	-	-	(71)	(0.04)	(66)	(0.04)	-	-
Non-GAAP net income / earnings per share	$ 2,519	$ 1.53	$ 1,777	$ 1.09	$ 1,965	$ 1.20	$ 6,831	$ 4.17	$ 5,420	$ 3.31

(1) Acquisition-related and other costs primarily include transaction costs, purchase price fair value adjustments for inventory, certain compensation charges, and workforce rebalancing charges.
(2) Inventory loss at (recovery from) contract manufacturer is related to losses due to an incident at a third-party contract manufacturing facility and the corresponding recovery.
(3) Restructuring charges are related to the 2024 Restructuring Plan which comprised of employee severance charges and non-cash asset impairments.
(4) Release of reserves for uncertain tax positions pertains to the reasonable cause relief related to dual consolidated losses approved by the IRS in the second quarter of 2025.
(5) Loss (Income) from discontinued operations relates to ZT Systems' manufacturing business which was divested in the fourth quarter of 2025.

31 | Q4 2025 FINANCIAL RESULTS – February 3, 2026

AMD
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32 | | Q4 2025 FINANCIAL RESULTS – February 3, 2026 Appendices Reconciliation of GAAP Net Cash Provided by Operating Activities of Continuing Operations to Free Cash Flow $ in millions, except % (Unaudited) Q4’25 GAAP net cash provided by operating activities of continuing operations $ 2,304 Operating cash flow margin % from continuing operations 22% Purchases of property and equipment (222) Free cash flow $ 2,082 Free cash flow margin % 20%

33 | | Q4 2025 FINANCIAL RESULTS – February 3, 2026 Appendices Share Count Overview The table above provides actual share count for Q4’25 and 2025 and an estimate of share count to use when calculating GAAP and non-GAAP diluted earnings per share for Q1’26. (1) Share counts are weighted average shares. (2) The dilutive impact of employee equity grants is based on the Treasury Stock method and is dependent on the average stock price during the period. The Q4’25 average stock price was $223. The estimated dilutive impact of employee equity grants in Q1’26 is based on the average stock price of $224 between December 29, 2025 and January 23, 2026. Shares (millions) (Unaudited) (1) Q4’25 2025 Q1’26 Actual Actual Estimate Basic shares 1,630 1,624 1,631 Dilutive impact from employee equity grants (2) 19 12 20 Diluted shares 1,649 1,636 1,651

34 | | Q4 2025 FINANCIAL RESULTS – February 3, 2026